EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER FISCAL YEAR 2015

•	Record net sales of $546.2 million, up 3.3% sequentially on a GAAP basis including $16.9 million of revenue from the ISSC acquisition.

•	Record net sales in each of our 8-bit, 16-bit and 32-bit microcontrollers.

•	On a non-GAAP basis: gross margins of 59.1%; record operating income of $177.3 million, net income of $150.2 million; and EPS of 67 cents per diluted share.

•	On a GAAP basis: gross margins of 56.3%; operating income of $101.3 million; net income of $93.6 million; and EPS of 42 cents per diluted share.

CHANDLER, Arizona - October 30, 2014 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2014 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended September 30, 2014
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$546.2		$546.2
Gross Margin	$307.5	56.3%	$322.8	59.1%
Operating Income	$101.3	18.5%	$177.3	32.5%
Other Expense (including Gains/Losses on Equity Method Investments)	$10.6		$8.2
Income Tax Provision (benefit)	$(1.3)		$18.4
Net Income before non-controlling interest	$92.0	16.8%	$150.7	27.6%
Net Income (loss) from non-controlling interest	$(1.6)		$0.5
Net Income Attributable to Microchip	$93.6	17.1%	$150.2	27.5%
Earnings per Diluted Share	42 cents		67 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

GAAP net sales for the second quarter of fiscal 2015 were $546.2 million, up 3.3% sequentially from net sales of $528.9 million in the immediately preceding quarter, and up 10.9% from GAAP net sales of $492.7 million in the prior year's second fiscal quarter. GAAP net income for the second quarter of fiscal 2015 was $93.6 million, or 42 cents per diluted share, up 4.2% from GAAP net income of $89.9 million, or 40 cents per diluted share, in the immediately preceding quarter, and down 6.2% from GAAP net income of $99.8 million, or 46 cents per diluted share, in the prior year's second fiscal quarter.

Non-GAAP net sales for the second quarter of fiscal 2015 were $546.2 million, up 2.8% sequentially from non-GAAP net sales of $531.3 million in the immediately preceding quarter, and up 10.9% from non-GAAP net sales of $492.7 million in the prior year’s second fiscal quarter. Non-GAAP net income for the second quarter of fiscal 2015 was $150.2 million, or 67 cents per diluted share, down 0.9% from non-GAAP net income of $151.6 million, or 68 cents per diluted share, in the immediately preceding quarter, and up 10.2% from non-GAAP net income of $136.4 million, or 63 cents per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2015 and fiscal 2014, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), non-cash interest expense on our convertible debentures, and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.65 cents per share. The quarterly dividend is payable on December 5, 2014 to stockholders of record on November 21, 2014.

"We were disappointed with the level of business activity in the September quarter. The September quarter is usually a back-end weighted quarter because of a traditional weak August due to holidays in various parts of the world," said Steve Sanghi, President and CEO. "The month of September is usually a strong month for our revenue after the summer holiday period. This time, the September sales did not materialize to our expectations leading us to pre-announce our net sales for the quarter on October 9, 2014."

Mr. Sanghi added, "Our net sales, excluding ISSC, were down 0.4% sequentially compared to net sales in the June 2014 quarter. Including the ISSC results for the portion of the time we owned the majority of their outstanding shares added another $16.9 million to revenue pushing the September quarter revenue to an all time record."

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

"Including revenue from ISSC which will be reported as part of our microcontroller revenue, our overall microcontroller revenue grew 5.2% sequentially in the September quarter and was up 12.7% versus the year ago quarter, achieving a new revenue record," said Ganesh Moorthy, Chief Operating Officer. "Excluding ISSC revenue, microcontroller revenue grew 0.3% sequentially in the September quarter, was up 7.4% from the year ago quarter, and also achieved a new revenue record. Microcontroller revenue represented 66.2% of Microchip's overall revenue in the September quarter."

Mr. Moorthy added, "Excluding revenue from ISSC, our 16-bit microcontroller business was up 8.3% sequentially in the September quarter, also achieving a new record for revenue. 16-bit microcontroller revenue was up 23.3% versus the year ago quarter. This business continues to be an important engine of ongoing growth for us, as we continue to find and serve new customers and new applications with our expanding product portfolio. Excluding any revenue from ISSC, our 32-bit microcontroller business was up 7.6% sequentially in the September quarter, also achieving a new record for revenue. 32-bit microcontroller revenue was also up 38.6% versus the year ago quarter. We are continuing to rapidly expand our new product portfolio, win new designs and expand our presence in new applications to enable further growth in revenue and market share. Our 16-bit and 32-bit businesses are now at a size and growth rate where they are making a meaningful contribution to our overall growth."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our net cash generation in the September quarter excluding our acquisition of ISSC, our dividend payment, and our reduction in borrowings was $156.2 million. As of September 30, 2014, our consolidated cash and total investment position was approximately $2.124 billion. The dividend that we announced today marks the 43rd occasion that we have increased our dividend payment, and cumulative dividends paid are $2.37 billion."

Mr. Sanghi concluded, "Having seen most of the market correction in the September quarter, we expect December quarter revenue to be only slightly below typical seasonal levels. We expect our non-GAAP revenue to be down 2% to 7% sequentially in the December quarter."

Microchip's Highlights for the Quarter Ended September 30, 2014:

•
Version 1.0 of Microchip's award-winning MPLAB® Harmony Firmware Development Framework was released. It supports development with all 32-bit PIC32 MCUs, and demonstrates that Microchip stands alone in offering embedded designers the production-ready software they need to help ensure that their products ship on time and at top quality. Harmony integrates Microchip and third-party middleware, drivers, peripheral libraries and RTOSs, while accelerating and simplifying the code-development process.

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

•
Microchip demonstrated its continuing 8-bit innovation leadership, with its latest family of low-cost PIC® microcontrollers. The PIC16LF1554/9 MCUs combine low power and dual ADCs with hardware support for advanced touch-sensing and general-purpose sensor applications.

•
The Company also expanded its Human Interface Input Sensing Solutions portfolio with the introduction of its 3DTouchPad, which is both a PC-peripheral reference design and the world's first development platform for 2D multi-touch and 3D air gestures. It provides robust and innovative 3D gesture recognition utilizing Microchip's GestIC® technology, which offers a detection range of up to 10 cm for touchless air gestures, along with Microchip's highly responsive projected-capacitive 2D multi-touch solution supporting up to 10 touch points and multi-finger surface gestures.

•
Microchip continued to enable the rapid growth of embedded wireless connectivity and the Internet of Things, with two new offerings. The PIC32 Bluetooth® Starter Kit eases the development of Bluetooth enabled products using Microchip's 32-bit microcontrollers, such as thermostats, gaming controllers, barcode scanners and diagnostic systems. Microchip also announced its latest 2.4 GHz 256-QAM RF high-power amplifier-the SST12CP21-which helps Wi-Fi® access-point, router and set-top-box system designers achieve the maximum data rate and longest range while minimizing current consumption.

•
The Company's first Mobile App Developer Specialist, WillowTree Apps, is the latest company to join Microchip's world-class Design Partner Network. WillowTree is an award-winning and experienced iOS, Android™ and Mobile-Web app developer that enables Microchip's customers to focus on the core of their Internet of Things designs and expedite development cycles, while ensuring an excellent mobile-interface experience for their users.

•
Microchip continued to expand its comprehensive analog and interface portfolio with two new product families. The zero-drift MCP6N16 grew its instrumentation amplifier product line, and is ideal for applications that require a combination of high performance and precision, low power consumption, and low-voltage operation. The MCP8025/6 three-phase BLDC motor gate drivers grew Microchip's complete motor system solutions, and serve a broad range of automotive and industrial applications.

•
In the automotive arena, Microchip introduced its MOST® ToGo Reference Designs in order to make it easy for designers to learn and implement the proven MOST technology in their infotainment systems. They enable designers to leverage Microchip's extensive experience and focus on their application software development, rather than studying the vast MOST specifications.

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

•
Microchip recently won three prestigious corporate awards. Electronic Design Magazine ranked Microchip #3 in its 2013 list of the "Top 50 Employers in Electronic Design." Selling Power Magazine named Microchip to its annual "50 Best Companies to Sell For" for the second time - remaining the only semiconductor company on the list. Finally, Microchip won the Alfred P. Sloan Award for Excellence in Workplace Effectiveness and Flexibility for the eighth straight year.

Third Quarter Fiscal Year 2015 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$500.9 to $528.2 million	$7.1 million	$508.0 to $535.3 million
Gross Margin[2]	56.5% to 56.7%	$11.6 to $12.1 million	58.0% to 58.2%
Operating Expenses[2]	39.55% to 40.05%	$60.9 to $64.4 million	27.0% to 27.5%
Other Expense	$9.8 million	$2.5 million	$7.3 million
Income Tax Expense	11.4% to 11.8%	$7.7 million	10.6% to 11.0%
Net Income before noncontrolling interest	$64.0 to $71.6 million	$67.4 to $71.2 million	$131.4 to $142.8 million
Less Net Income (Loss) from noncontrolling interest	($1.5 million)	$1.9 million	$0.3 million
Net Income	$65.5 to $73.1 million	$65.5 to $69.3 million	$131.1 to $142.5 million
Diluted Common Shares Outstanding[3]	Approximately 222.7 million shares	Approximately 0.7 million shares	Approximately 222 million shares
Earnings per Diluted Share	29 to 33 cents	30 to 31 cents	59 to 64 cents

[1]	See the "Use of Non-GAAP Financial Measures" section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 3 under the "Use of Non-GAAP Financial Measures" section of this release.

•
Excluding any purchase accounting impacts from the Supertex and ISSC acquisitions, Microchip's inventory days at December 31, 2014 are expected to increase to between 2 days and 13 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

•
Capital expenditures for the quarter ending December 31, 2014 are expected to be approximately $40 million and capital expenditures for all of fiscal year 2015 are anticipated to be approximately $150 million. We are continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

•	We expect net cash generation during the December quarter of $110 million to $140 million prior to the dividend payment and our acquisition related activities.

[1]
Use of non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), non-cash interest expense on our convertible debentures, the related income tax implications of these items and non-recurring tax events. Our non-GAAP net sales reflect revenue from product in the acquired companies' distribution channel at the acquisition date that is not included in GAAP net sales.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax (benefit)/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2014 quarter of $43 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales	$546,243	$492,669	$1,075,119	$955,461
Cost of sales	238,789	203,806	461,146	400,024
Gross profit	307,454	288,863	613,973	555,437

Operating expenses:
Research and development	88,814	78,254	173,184	151,339
Selling, general and administrative	71,114	69,368	140,369	135,078
Amortization of acquired intangible assets	45,433	23,744	82,077	51,421
Special charges (income)	775	(11)	1,079	1,690
	206,136	171,355	396,709	339,528

Operating income	101,318	117,508	217,264	215,909
Losses on equity method investments	(35)	(101)	(67)	(361)
Other expense, net	(10,579)	(6,201)	(19,502)	(14,006)

Income before income taxes	90,704	111,206	197,695	201,542
Income tax (benefit) provision	(1,334)	11,400	15,748	23,157
Net income	92,038	99,806	181,947	178,385
Less: Net loss attributable to noncontrolling interests	1,603	—	1,603	—
Net income attributable to Microchip Technology	$93,641	$99,806	$183,550	$178,385

Basic net income per common share attributable to Microchip Technology stockholders	$0.47	$0.50	$0.92	$0.90
Diluted net income per common share attributable to Microchip Technology stockholders	$0.42	$0.46	$0.82	$0.83

Basic common shares outstanding	200,629	197,825	200,408	197,388
Diluted common shares outstanding	225,284	216,475	224,906	214,371

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2014	2014
	(Unaudited)
Cash and short-term investments	$1,283,109	$1,344,785
Accounts receivable, net	287,473	242,405
Inventories	275,746	262,725
Deferred tax assets	62,411	67,490
Other current assets	70,226	51,994
Total current assets	1,978,965	1,969,399

Property, plant & equipment, net	585,102	531,967
Long-term investments	841,277	798,712
Other assets	1,205,283	767,552
Total assets	$4,610,627	$4,067,630

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other current liabilities	$208,399	$170,781
Short-term borrowings	17,500	17,500
Deferred income on shipments to distributors	159,585	147,798
Total current liabilities	385,484	336,079

Long-term line of credit	624,375	300,000
Long-term borrowings, net	322,767	331,385
Convertible debentures	376,729	371,873
Long-term income tax payable	139,343	179,966
Long-term deferred tax liability	469,370	375,316
Other long-term liabilities	40,351	37,550

Microchip Technology stockholders' equity	2,203,421	2,135,461
Noncontrolling interests	48,787	—
Total equity	2,252,208	2,135,461
Total liabilities and stockholders' equity	$4,610,627	$4,067,630

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales, as reported	$546,243	$492,669	$1,075,119	$955,461
Distributor revenue recognition adjustment	—	—	2,469	—
Non-GAAP net sales	$546,243	$492,669	$1,077,588	$955,461

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Gross profit, as reported	$307,454	$288,863	$613,973	$555,437
Distributor revenue recognition adjustment	—	—	1,362	—
Share-based compensation expense	2,640	1,864	4,695	3,833
Acquisition-related acquired inventory valuation costs	12,690	—	20,501	—
Non-GAAP gross profit	$322,784	$290,727	$640,531	$559,270
Non-GAAP gross profit percentage	59.1%	59.0%	59.4%	58.5%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Research and development expenses, as reported	$88,814	$78,254	$173,184	$151,339
Share-based compensation expense	(7,261)	(6,931)	(13,570)	(12,621)
Non-GAAP research and development expenses	$81,553	$71,323	$159,614	$138,718
Non-GAAP research and development expenses as a percentage of net sales	14.9%	14.5%	14.8%	14.5%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Selling, general and administrative expenses, as reported	$71,114	$69,368	$140,369	$135,078
Share-based compensation expense	(5,372)	(6,205)	(10,329)	(11,202)
Acquisition-related costs	(1,801)	(383)	(2,737)	(1,271)
Non-GAAP selling, general and administrative expenses	$63,941	$62,780	$127,303	$122,605
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.7%	12.7%	11.8%	12.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating expenses, as reported	$206,136	$171,355	$396,709	$339,528
Share-based compensation expense	(12,633)	(13,136)	(23,899)	(23,823)
Acquisition-related costs	(1,801)	(383)	(2,737)	(1,271)
Amortization of acquired intangible assets	(45,433)	(23,744)	(82,077)	(51,421)
Special charges	(775)	11	(1,079)	(1,690)
Non-GAAP operating expenses	$145,494	$134,103	$286,917	$261,323
Non-GAAP operating expenses as a percentage of net sales	26.6%	27.2%	26.6%	27.4%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating income, as reported	$101,318	$117,508	$217,264	$215,909
Distributor revenue recognition adjustment	—	—	1,362	—
Share-based compensation expense	15,273	15,000	28,594	27,656
Acquisition-related acquired inventory valuation and other costs	14,491	383	23,238	1,271
Amortization of acquired intangible assets	45,433	23,744	82,077	51,421
Special charges (income)	775	(11)	1,079	1,690
Non-GAAP operating income	$177,290	$156,624	$353,614	$297,947
Non-GAAP operating income as a percentage of net sales	32.5%	31.8%	32.8%	31.2%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Other expense, net, as reported	$(10,579)	$(6,201)	$(19,502)	$(14,006)
Convertible debt non-cash interest expense	2,445	2,235	4,810	4,396
Non-GAAP other expense, net	$(8,134)	$(3,966)	$(14,692)	$(9,610)
Non-GAAP other expense, net, as a percentage of net sales	-1.5%	-0.8%	-1.4%	-1.0%

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RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Income tax (benefit) provision, as reported	$(1,334)	$11,400	$15,748	$23,157
Income tax rate, as reported	-1.5%	10.3%	8.0%	11.5%
Distributor revenue recognition adjustment	—	—	375	—
Share-based compensation expense	1,833	1,589	3,253	2,991
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	6,201	357	8,897	780
Special charges (income)	271	(4)	384	633
Convertible debt non-cash interest expense	908	837	1,787	1,646
Non-recurring tax events	10,517	1,995	6,052	1,995
Non-GAAP income tax provision	$18,396	$16,174	$36,496	$31,202
Non-GAAP income tax rate	10.9%	10.6%	10.8%	10.8%

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three months ended		Six months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to Microchip Technology, as reported	$93,641	$99,806	$183,550	$178,385
Noncontrolling interests	(2,090)	—	(2,090)	—
Distributor revenue recognition adjustment, net of tax effect	—	—	987	—
Share-based compensation expense, net of tax effect	13,440	13,411	25,341	24,665
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	53,723	23,770	96,418	51,912
Special charges (income), net of tax effect	504	(7)	695	1,057
Convertible debt non-cash interest expense, net of tax effect	1,537	1,398	3,023	2,750
Non-recurring tax events	(10,517)	(1,995)	(6,052)	(1,995)
Non-GAAP net income attributable to Microchip Technology	$150,238	$136,383	$301,872	$256,774
Non-GAAP net income attributable to Microchip Technology as a percentage of net sales	27.5%	27.7%	28.0%	26.9%

Diluted net income per common share attributable to Microchip Technology stockholders, as reported	$0.42	$0.46	$0.82	$0.83
Non-GAAP diluted net income per common share attributable to Microchip Technology stockholders	$0.67	$0.63	$1.35	$1.20
Diluted common shares outstanding, as reported	225,284	216,475	224,906	214,371
Diluted common shares outstanding Non-GAAP	224,682	215,764	224,286	213,691

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

Microchip will host a conference call today, October 30, 2014 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 6, 2014.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) October 30, 2014 and will remain available until 8:00 p.m. (Eastern Time) on November 6, 2014. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 2015520.

Cautionary Statement:

The statements in this release relating to the September quarter usually being back-end weighted, traditional weak August, the month of September usually being a strong month for revenue, 16-bit business continuing to be an important engine of growth, continuing to rapidly expand our 32-bit product portfolio, enabling further growth in revenue and market share, 16-bit and 32-bit businesses making a meaningful contribution to our overall growth, having seen most of the market correction in the September quarter and expecting the December quarter revenue to be only slightly below seasonal levels, expecting GAAP revenue to be down 2% to 7% sequentially in the December quarter, our third quarter fiscal 2015 guidance (GAAP and Non-GAAP as applicable) including net sales, gross margin, operating expenses, other expense, income tax expense, net income, net income before noncontrolling interest, net income (loss) from noncontrolling interest, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the December 2014 quarter and for fiscal 2015, selectively investing to support the expected growth of our new products and technologies, net cash generation and assumed average stock price in the December 2014 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to U.S. monetary policy, political or other issues, any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to continue to realize the expected benefits of our acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current

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Microchip Technology Reports
Second Quarter Fiscal 2015
Financial Results

or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the December 2014 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, ebola or other public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 30, 2014 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, PIC, GestIC, and MOST are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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